SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

DELAWARE	94-3411134
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

525 J Street

Sacramento, California 95814

(916) 554-4750

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

NONE	NONE

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-112778

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, no par value per share

(Title of Class)

ITEM 1. Description of the Registrant’s Securities to be Registered

The Registrant is registering shares of Common Stock, no par value per share, pursuant to a Registration Statement on Form S-1 (File No. 333-112778) that was filed with the Securities and Exchange Commission on February 12, 2004, as amended (the “S-1 Registration Statement”). Reference is made to the sections entitled “Prospectus Summary—The Offering” and “Description of Capital Stock” in the prospectus forming a part of the S-1 Registration Statement, and all amendments to the S-1 Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such S-1 Registration Statement and all amendments to the S-1 Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instructions to Item 1 of this Form.

ITEM 2. Exhibits

Exhibit No.
3.1*	Amended and Restated Articles of Incorporation of the Registrant.
3.2*	Amended and Restated Bylaws of the Registrant.
4.1*	Specimen stock certificate representing shares of common stock of the Registrant.

*	Incorporated by reference to the Exhibit of the same number from the S-1 Registration Statement of the Registrant, File No. 333-112778, filed with the Securities and Exchange Commission on February 12, 2004.

[Remainder of Page Intentionally Left Blank]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PLACER SIERRA BANCSHARES

Dated: March 25, 2004	By: /S/ DAVID E. HOOSTON
David E. Hooston
Chief Financial Officer